Exhibit 99.1

Company Contact:

Alireza Saifi

Vice President, Finance

Axesstel, Inc.

6815 Flanders Drive, Suite 210

San Diego, CA 92121

+1 858.625.2100

Axesstel Announces Record Revenues for Q4 2004

•	Fiscal Year Revenues Increase from $11.5 mm in 2003 to $62.6 mm in 2004

SAN DIEGO, February 1, 2005 – Axesstel, Inc. (AMEX:AFT), a designer, developer and marketer of fixed wireless voice and data products for the worldwide telecommunications market, announced record revenues for the fourth quarter of 2004 and the Full Year 2004. Revenues for the fourth quarter of 2004 were $28.2 million, compared to revenues of $2.1 million in the fourth quarter of 2003 and revenues of $26.1 million for third quarter of 2004. The increase in revenues reflects the Company’s successful shift in its business model during 2004.

The Company reported a net loss for the fourth quarter of $3.2 million or ($0.30) per diluted share as compared to a net loss of $2.4 million or ($0.37) per diluted share for the same period a year ago, and a net loss of $2.4 million or ($0.26) per diluted share for the third quarter of 2004.

February 1, 2005	Axesstel Announces Record Revenues

Factors contributing to the net loss for the fourth quarter of 2004 were a lower than expected gross margin resulting from product mix, a provision of $1.4 million for a deferred tax valuation allowance, $118,000 from a foreign exchange loss, and an increase in research and development spending of $333,000 over the prior quarter. The increase in research and development was caused by higher than anticipated interest for new advanced data products. The tax valuation allowance had no impact on cash flows.

Revenues for the fiscal year ended December 31, 2004, were $62.6 million with a net loss of $8.3 million or ($0.91) per diluted share as compared to revenues of $11.5 million with a net loss of $2.6 million or ($0.41) per diluted share for the prior year. The revenues for 2003 reflect the Company’s former engineering services business. During 2004, the Company did not have any revenues from engineering services.

“Our rapid revenue growth is a validation of our vision and ability to execute on our new direction,” stated Mike Kwon, Chairman and CEO of Axesstel. “Our Company has undergone a significant overhaul of our business strategy over the last year, and I believe the launch of our next generation products will further validate Axesstel’s position as an industry leader in the fixed wireless sector. As a result, we expect 2005 revenues to be between $135 and $145 million and to be profitable for the year. This revenue guidance is up from the previously indicated guidance of $120 - $140 million.”

As of December 31, 2004, the Company’s cash position and related working capital were adequate for ongoing operations, in part, due to substantial collections of accounts receivable. Given the increase in operations expected in 2005, the Company is evaluating its financing options.

February 1, 2005	Axesstel Announces Record Revenues

Conference Call

Axesstel will host a conference call to discuss Q4 and Full Year 2004 results at 8:00 a.m. PST (11:00 a.m. EST) today, February 1, 2005.

Participating in the call will be Axesstel’s Chairman and CEO Mike Kwon, David Morash, President, COO and acting CFO, and Alireza Saifi, VP of Finance.

To participate in the conference call, please dial the following number five to ten minutes prior to the scheduled conference call time: 1-800-895-1713. International callers should dial 00-1-785-424-1058. There is no pass code required for this call.

If you are unable to participate in the call at this time, a replay will be available on Tuesday, February 1, at 2:00 p.m. PST, through Friday, February 11 at 9:00 p.m. PST. To access the replay, please dial 1-800-839-0866. International callers should dial 00-1-402-220-0662. There is no pass code required for this call.

About Axesstel, Inc.

The Company designs, develops and markets fixed wireless voice and data products for the worldwide telecommunications market. The Company’s products are based on Code Division Multiple Access, or CDMA, technology, and include CDMA2000 and emerging third generation, or 3G, broadband data technologies, which are newer versions of the CDMA standard. The Company’s product lines include fixed wireless desktop phone terminals, payphone terminals, voice/data terminals and broadband modems used for high-speed data services. Axesstel is headquartered in San Diego, California, with a research and development center in Seoul, South Korea.

February 1, 2005	Axesstel Announces Record Revenues

Safe Harbor Rider for Press Release

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: With the exception of historical information, the statements set forth above include forward-looking statements relating to earnings, revenues, product sales and customer shipment levels which may affect future results and the future viability of the Company. The Company wishes to caution readers that actual results could differ materially from those suggested by the forward-looking statements due to risks and uncertainties and a number of important factors. Those factors include, but are not limited to, the possibility of delays in adoption of new technologies in developing markets, lack of continued acceptance or growth of CDMA technology in target markets, the possibility that networks that can support our CDMA EV-DO and EV-DV broadband modems will not be widely deployed, competition for contracts with its large telecommunication carrier customers, the risks of dependence on a limited number of those customers such as Tata Teleservices, the requirement for end users to accept its products and technologies, the Company’s dependence on sole source suppliers, including QUALCOMM Incorporated for CDMA chips, the possibility of unforeseen manufacturing difficulties, the Company’s need to attract and retain skilled personnel, and other risk factors and information contained in the Company’s filings with the Securities and Exchange Commission.

(FINANCIAL TABLES FOLLOW)

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February 1, 2005	Axesstel Announces Record Revenues

AXESSTEL, INC.

CONDENSED CONSOLIDATED BALANCE SHEET

ASSETS

	For fiscal year ended
	December 31, 2004	December 31, 2003
Current Assets
Cash and cash equivalents	$7,525,259	$376,336
Accounts receivable	8,776,340	1,408,888
Deferred offering costs	974,833	—
Deferred tax asset	640,000	—
Prepayments and other current assets	929,712	612,687

Total current assets	18,846,144	2,397,911

Property and equipment, net	1,878,831	1,463,266

Other Assets
Deferred tax asset	1,260,000	1,515,000
License, net	1,971,121	2,229,544
Goodwill	385,564	385,564
Other, net	648,932	483,399

Total other assets	4,265,617	4,613,507

Total assets	$24,990,592	$8,474,684

LIABILITIES AND STOCKHOLDERS’ EQUITY:

Current Liabilities
Accounts payable	$404,095	$1,479,466
Due to Qualcomm, Incorporated, related party	1,559,246	1,300,000
Due to Wistron NeWeb, related party	13,623,474	—
Note Payable	250,000	200,000
Current obligations under capital leases	—	221,040
Fund raising advances	—	1,720,000
Accrued litigation settlement	958,000	—
Accrued expenses and other current liabilities	1,553,251	810,524

Total current liabilities	18,348,066	5,731,030

Long term liabilities
Notes Payable	3,519,000	—

Total long term liabilities	3,519,000	—

Stockholder’s Equity	3,123,526	2,743,654

Total liabilities and stockholder’s equity	$24,990,592	$8,474,684

February 1, 2005	Axesstel Announces Record Revenues

AXESSTEL, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	For the three months ended
	December 31, 2004	December 31, 2003
Net revenues:
Product sales	$28,192,544	$2,041,138
Engineering development service	—	50,000

Total net revenues	28,192,544	2,091,138

Cost of goods sold
Product sales	25,821,591	1,282,551
Engineering development service	—	1,696,440

Total cost of goods sold	25,821,591	2,978,991

Gross profit:
Product sales	2,370,953	758,587
Engineering development service	—	(1,646,440)

Total gross profit	2,370,953	(887,853)

Operating expenses:
Research and development	1,374,115	491,124
Selling, general and administrative	2,377,233	1,945,417
Litigation settlement	—	—

Total operating expenses	3,751,348	2,436,541

Operating loss	(1,380,395)	(3,324,394)
Other income (expense):
Interest and other income	3,367	4,013
Interest and other expense	(411,450)	(288,824)

Total other income (expense)	(408,083)	(284,811)

Loss before benefit for income taxes	(1,788,478)	(3,609,205)
Provision (benefit) for income taxes	1,456,174	(1,178,730)

Net loss	(3,244,652)	(2,430,475)

Other comprehensive income (loss)
Foreign currency translation adjustment	15,474	47,979

Comprehensive loss	$(3,229,178)	$(2,382,496)

Loss per share:
Basic	($0.30)	($0.37)

Diluted	($0.30)	($0.37)

Weighted average shares outstanding:
Basic	10,902,095	6,639,742

Diluted	10,902,095	6,639,742

February 1, 2005	Axesstel Announces Record Revenues

	For fiscal year ended
	December 31, 2004	December 31, 2003
Net revenues:
Product sales	$62,564,602	$4,290,013
Engineering development service	—	7,253,980

Total net revenues	62,564,602	11,543,993

Cost of goods sold
Product sales	55,849,162	4,067,376
Engineering development service	—	3,391,537

Total cost of goods sold	55,849,162	7,458,913

Gross Profit:
Product sales	6,715,440	222,637
Engineering development service	—	3,862,443

Total gross profit	6,715,440	4,085,080

Operating expenses:
Research and development	4,245,278	2,278,141
Selling, general and administrative	8,420,422	5,545,244
Litigation settlement	1,740,000	—

Total operating expenses	14,405,700	7,823,385

Operating income (loss)	(7,690,260)	(3,738,305)
Other income (expense):
Interest and other income	11,379	230,749
Interest and other expense	(894,171)	(368,445)

Total other income (expense)	(882,792)	(137,696)

Loss before benefit for income taxes	(8,573,052)	(3,876,001)
Benefit for income taxes	(302,694)	(1,266,730)

Net loss	(8,270,358)	(2,609,271)
Other comprehensive income (loss)
Foreign currency translation adjustment	7,670	5,361

Comprehensive loss	$(8,262,688)	$(2,603,910)

Loss per share:
Basic	($0.91)	($0.41)

Diluted	($0.91)	($0.41)

Weighted average shares outstanding:
Basic	9,123,084	6,417,376

Diluted	9,123,084	6,417,376